Exhibit 10.1
AMENDMENT NO. 1 TO
SECURITIES PURCHASE AGREEMENT
This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is entered into as of July 25, 2022, by and among Vallon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each Purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Original Agreement.
WHEREAS, the Company and the Purchasers entered into that certain Securities Purchase Agreement dated as of May 13, 2022 (the “Original Agreement”);
WHEREAS, under the Original Agreement, the Company offered and sold warrants (the “Original Warrants”) to the Purchasers which provides under Section 2(c)(ii) thereunder that in the event that the Company (and any of its subsidiaries, taken as a whole) directly or indirectly, in one or more related transactions (i) consummates any Fundamental Transaction (as defined in the Warrants), (ii) effects any merger or consolidation of another person with or into the Company, or (iii) effects any purchase, lease, license, assignment, transfer, conveyance or other acquisition of all or substantially all of the assets of another person in one or a series of related transactions, whereby (in the case of (ii) or (iii) above) the Company issues common stock and/or Common Stock Equivalents (as defined in the Warrants) which encompass more than 10% of the outstanding shares of common stock of the Company on a fully diluted basis (subsections (i)-(iii) above collectively referred to as an Extraordinary Transaction), the Warrant holder will have the right, at the Warrant holder’s sole option and as elected by the Warrant holder, to effect a cashless exercise of the Warrant, in whole or in part, and to receive one Share of common stock for each Warrant Share (as defined in the Warrants) being exercised under the Warrant in such cashless exercise (such provision referred to as the Alternate Cashless Exercise Provision).
WHEREAS, pursuant to Section 5.5 of the Original Agreement, the Original Agreement may be amended by a written instrument signed by the Company and the Purchasers which purchased at least 50.1% in interest of the Shares based on the Initial Subscription Amounts under the Original Agreement;
WHEREAS, the Purchasers collectively purchased at least 50.1% in interest of the Shares based on the Initial Subscription Amounts under the Original Agreement; and
WHEREAS, the Company and the Purchasers desire to amend the Original Agreement as set forth in this Amendment.
WHEREAS, in consideration of Purchasers’ agreement to the Amendment, the Company is offering to each Purchaser an Amendment No. 1 to Warrant in the form attached hereto as Exhibit A (“Form of Warrant Amendment”), under which Section 2(c)(ii) under each Original Warrant would be deleted and replaced with the following:
“Notwithstanding the foregoing, on or before August 10, 2022 (which is the twentieth (20th) Trading Day after the disclosure of requisite Stockholder Approval (as defined in that certain Securities Purchase Agreement between the Company and Holder of even date herewith) by the Company via Current Report on Form 8-K) (the “Alternate Cashless Exercise Period”), the Holder shall be obligated to effect a cashless exercise hereunder, in whole, but, in lieu of receiving such aggregate number of Warrant Shares as described in the formula set forth in Section 2(c)(i), the Holder shall instead receive one (1) share of Common Stock for each Warrant Share being exercised hereunder in such cashless exercise (each, an “Alternate Cashless Exercise”); provided, that, if the Holder does not deliver an Exercise Notice to

Exhibit 10.1
exercise its Warrant pursuant to an Alternate Cashless Exercise prior to the expiration of the Alternate Cashless Exercise Period, upon the expiration of the Alternate Cashless Exercise Period, the Company may force the exercise of this Warrant and this Warrant shall automatically be deemed exercised by the Holder pursuant to an Alternate Cashless Exercise. If Warrant Shares are issued in such an Alternate Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. Notwithstanding anything herein to the contrary, in the event an Alternate Cashless Exercise would otherwise cause the Holder to exceed the Beneficial Ownership Limitation (defined below) set forth in Section 2(e), the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through this Warrant which shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise (provided no additional exercise price shall be payable). The Company agrees not to take any position contrary to this Section 2(c)(ii).”
NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Purchasers hereby agree as follows:
1.Amendment to the Original Agreement. The Original Agreement is hereby amended by deleting Section 4.11(d) in its entirety.
2.No Further Amendment. Except as amended by this Amendment, the Original Agreement remains unaltered and shall remain in full force and effect.
3.Securities Law Disclosure. The Company will file a Current Report on Form 8-K by 9 a.m. EST on the day following effectiveness of this Amendment.
4.Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.
5.Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by facsimile, electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.
(Signature page follows)

Exhibit 10.1

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

COMPANY
VALLON PHARMACEUTICALS, INC.

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOR PURCHASER FOLLOWS.]

Exhibit 10.1

[PURCHASER SIGNATURE PAGES TO
AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

PURCHASER
_____________________________________________

By:
Name:
Title:

Exhibit A
Form of Warrant Amendment